UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2014

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2014, Equifax Inc. (the “Company”) announced that Lee Adrean, age 62, the Company’s Corporate Vice President and Chief Financial Officer since 2006, will retire and that Mr. John W. Gamble, Jr. has been appointed to that position effective May 21, 2014. In this role, Mr. Gamble will be responsible for leading the Company’s worldwide finance organization, including controller, treasury, tax planning, accounting and reporting, and internal audit and investor relations functions.

Mr. Gamble, age 51, previously served as Executive Vice President and Chief Financial Officer of Lexmark International, Inc., a global provider of document solutions, enterprise content management software and services, printers, and multifunction printers, since September 2005.

Mr. Gamble will receive an annual base salary of $600,000 and an annual performance-based cash incentive award, generally consistent with the program for other senior executives, with an initial target of 60% of the $600,000 annual base salary, with a maximum bonus of 120% of base salary, based upon attainment against performance goals established by the Compensation, Human Resources and Management Succession Committee of the Board of Directors.  He will receive a new hire grant of $4.9 million in restricted stock units (“RSUs”) vesting three years from the grant date, subject to the terms and conditions of the award, with the number of RSUs granted determined by dividing the dollar value of the stock award by the closing price of Company common stock on May 21, 2014.   On May 21, 2014, Mr. Gamble will also receive a long-term equity incentive award as part of the Company’s annual long-term incentive program generally consistent with the other named executive officers with a target value of $1.3 million, divided equally between time-based RSUs and performance-based restricted share units. The number of shares issuable under the $1.3 million long-term incentive award will be determined by dividing the dollar value of the stock award by the closing price of Company common stock on May 21, 2014. Mr. Gamble also will be eligible to participate in the Company’s benefits provided to other senior executives as well as benefits available to Company employees generally.

A copy of the text of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Equifax Inc. dated May 12, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ Dean C. Arvidson
Name:	Dean C. Arvidson
Title:	Senior Vice President and
Corporate Secretary

Date: May 12, 2014

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Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description

99.1	Press release of Equifax Inc. dated May 12, 2014.

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